TRANSFER AGENT AND SHAREHOLDER SERVICES AGREEMENT


     THIS AGREEMENT is made as of this 30th day of June, 2003, by and between OAK VALUE TRUST (the "Trust"), a Massachusetts business trust having its principal place of business at 3100 Tower Boulevard, Durham, North Carolina 27707, and ULTIMUS FUND SOLUTIONS, LLC ("Ultimus"), a limited liability company organized under the laws of the State of Ohio and having its principal place of business at 135 Merchant Street, Suite 230, Cincinnati, Ohio 45246.

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust desires that Ultimus perform certain transfer agent and shareholder services for each series of the Trust, listed on Schedule A attached hereto and made part of this Agreement, as such Schedule A may be amended from time to time (individually referred to herein as the "Portfolio" and collectively as the "Portfolios"); and

     WHEREAS, Ultimus is willing to perform such services on the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1.   RETENTION OF ULTIMUS.

     The Trust hereby retains Ultimus to perform for the Trust transfer agent services as set forth below. Ultimus also agrees to perform for the Trust such special services incidental to the performance of the services enumerated herein as agreed to by the parties from time to time. Ultimus shall perform such additional services as are provided on an amendment to this Agreement hereof, in consideration of such fees, if any, as the parties hereto may agree.

     (a)  SHAREHOLDER TRANSACTIONS

          (i) Process shareholder purchase and redemption orders in accordance with conditions set forth in the Trust's prospectus.

          (ii) Set up account information, including address, dividend option, taxpayer identification numbers and wire instructions.

          (iii)Issue confirmations in compliance with Rule 10b-10 under the Securities Exchange Act of 1934, as amended (the "1934 Act").

          (iv) Issue periodic statements for shareholders.

          (v)  Process transfers and exchanges.

          (vi) Act as a service agent and process dividend payments, including the purchase of new shares, through dividend reimbursement.



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

          (vii)Record the issuance of shares and maintain pursuant to Rule 17Ad-10(e) of the 1934 Act a record of the total number of shares of each Portfolio which are authorized, based upon data provided to it by the Trust, and issued and outstanding.

          (viii) Perform such services as are required to comply with Rules 17a-24 and 17Ad-17 of the 1934 Act (the "Lost Shareholder Rules").

          (ix) Administer and/or perform all other customary services of a transfer agent.

     (b)  SHAREHOLDER INFORMATION SERVICES

          (i) Make information available to shareholder servicing unit and other remote access units regarding trade date, share price, current holdings, yields, and dividend information.

          (ii) Produce detailed history of transactions through duplicate or special order statements upon request.

          (iii)Provide mailing labels for distribution of financial reports, prospectuses, proxy statements or marketing material to current shareholders.

          (iv) Respond as appropriate to all inquiries and communications from shareholders relating to shareholder accounts.

     (c)  COMPLIANCE REPORTING

          (i) Provide reports to the Securities and Exchange Commission and the states in which the Portfolios are registered.

          (ii) Prepare and distribute appropriate Internal Revenue Service forms for shareholder income and capital gains.

          (iii) Issue tax withholding reports to the Internal Revenue Service.

     (d)  Dealer/Load Processing (if applicable)

          (i) Provide reports for tracking rights of accumulation and purchases made under a letter of intent.

          (ii) Account  for   separation   of   shareholder   investments   from
               transaction sale charges for purchase of Portfolio shares.

          (iii)Calculate fees due under 12b-1 plans for distribution and marketing expenses.

          (iv) Track sales and commission statistics by dealer and provide for payment of commissions on direct shareholder purchases in a load Portfolio.


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

     (e)  SHAREHOLDER ACCOUNT MAINTENANCE

          (i) Maintain all shareholder records for each account in each Portfolio.

          (ii) Issue customer statements on scheduled cycle, providing duplicate second and third party copies if required.

          (iii) Record shareholder account information changes.

          (iv) Maintain account documentation files for each shareholder.

     Ultimus shall perform such other services for the Trust that are mutually agreed upon by the parties from time to time either at no additional fees or for such reasonable and customary fees as are mutually agreed upon by the parties; provided, however that the Trust may retain third parties to perform such other services. Such services may include performing internal audit examination; mailing the annual reports of the Portfolios; preparing an annual list of shareholders; and mailing notices of shareholders' meetings, proxies and proxy statements, for all of which the Trust will pay Ultimus' out-of-pocket expenses.

2.   SUBCONTRACTING.

     Ultimus may, at its expense and upon prior written approval from the Trust, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that Ultimus shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that Ultimus shall be responsible, to the extent provided in Section 7 hereof, for all acts of such subcontractor as if such acts were its own.

3.   COMPENSATION.

     The Trust shall pay for the services to be provided by Ultimus under this Agreement in accordance with, and in the manner set forth in, Schedule B attached hereto, as such Schedule may be amended from time to time.

     If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, Ultimus' compensation for that part of the month in which the Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of Ultimus' compensation for the preceding month shall be made promptly.

4.   REIMBURSEMENT OF EXPENSES.

     In addition to paying Ultimus the fees described in Schedule B attached hereto, the Trust agrees to reimburse Ultimus for its reasonable out-of-pocket expenses in providing services hereunder, including without limitation the following:

     (a) All freight and other delivery and bonding charges incurred by Ultimus in delivering materials to and from the Trust;


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


     (b) All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by Ultimus in communication with the Trust, the Trust's investment adviser or custodian, dealers or others as required for Ultimus to perform the services to be provided hereunder;

     (c)  The cost of microfilm or microfiche of records or other materials;

     (d) The cost of printing and generating confirmations, statements and other documents and the cost of mailing such documents to shareholders and others;

     (e) All reasonable fees charged and expenses incurred by Ultimus in connection with its performance, on behalf of the Trust, of the AML Services (as defined in Section 23 hereof);

     (f) All expenses incurred in connection with any custom programming or systems modifications required to provide any special reports or services requested by the Trust;

     (g) Any expenses Ultimus shall incur at the written direction of an officer of the Trust thereunto duly authorized other than an employee or other affiliated person of Ultimus who may otherwise be named as an authorized representative of the trust for certain purposes; and

     (h)  Any  additional   expenses  reasonably  incurred  by  Ultimus  in  the
          performance of its duties and obligations under this Agreement.

     Ultimus agrees that it shall obtain approval from the Trust prior to incurring any out-of-pocket expense that is expected to exceed $500.

5.   EFFECTIVE DATE.

     This Agreement shall become effective with respect to a Portfolio as of the date first written above (or, if a particular Portfolio is not in existence on that date, on the date such Portfolio commences operation) (the "Effective Date").

6.   TERM OF THIS AGREEMENT.

     The term of this Agreement shall continue in effect, unless earlier terminated by either party hereto as provided hereunder, for a period of two years. Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for successive one-year periods.

     This Agreement may be terminated without penalty: (i) by provision of sixty
(60) days' written notice; (ii) by mutual agreement of the parties; or (iii) for "cause" (as defined herein) upon the provision of thirty (30) days' advance written notice by the party alleging cause.

     For purposes of this Agreement, "cause" shall mean: (i) a material breach of this Agreement that has not been remedied within thirty (30) days following written notice of such breach from the non-breaching party, (ii) a series of negligent acts or omissions or breaches of this Agreement which, in the aggregate, constitute in the reasonable judgment of the Trust, a serious failure to perform satisfactorily Ultimus' obligations hereunder; (iii) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; or (iv) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or the modification or alteration of the rights of creditors.

     Notwithstanding the foregoing, after such termination for so long as Ultimus, with the written consent of the Trust, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Compensation due Ultimus and unpaid by the Trust upon such termination shall be immediately due and payable upon and notwithstanding such termination. Ultimus shall be entitled to collect from the Trust, in addition to the compensation described in Schedule B, the amount of all of Ultimus' cash disbursements for services in connection with Ultimus' activities in effecting such termination, including without limitation, the delivery to the Trust and/or its designees of the Trust's property, records, instruments and documents.

7.   STANDARD OF CARE.

     The duties of Ultimus shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against Ultimus hereunder. Ultimus shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing the services provided for under this Agreement. Ultimus shall be liable for any damages arising directly or indirectly out of Ultimus' failure to perform its duties under this Agreement to the extent such damages arise directly or indirectly out of Ultimus' willful misfeasance, bad faith, negligence in the performance of its duties, or reckless disregard of its obligations and duties hereunder. (As used in this Article 7, the term "Ultimus" shall include directors, officers, employees and other agents of Ultimus as well as Ultimus itself.)

     Without limiting the generality of the foregoing or any other provision of this Agreement, (i) Ultimus shall not be liable for losses beyond its reasonable control, provided that Ultimus has acted in accordance with the standard of care set forth above; and (ii) Ultimus shall not be liable for the validity or invalidity or authority or lack thereof of any instruction, notice or other instrument that Ultimus reasonably believes to be genuine and to have been signed or presented by a duly authorized representative of the Trust (other than an employee or other affiliated persons of Ultimus who may otherwise be named as an authorized representative of the Trust for certain purposes).

     Ultimus may apply to the Trust at any time for instructions and may consult with counsel for the Trust or its own counsel and with accountants and other experts with respect to any matter arising in connection with Ultimus' duties hereunder, and Ultimus shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the reasonable opinion of such counsel, accountants or other experts qualified to render such opinion.

8.   INDEMNIFICATION.

     The Trust agrees to indemnify and hold harmless Ultimus from and against any and all actions, suits, claims, losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) (collectively, "Losses") arising directly or indirectly out of any action or omission to act which Ultimus takes (i) at any request or on the direction of or in reliance on the reasonable advice of the Trust, (ii) upon any instruction, notice or other instrument that Ultimus reasonably believes to be genuine and to have been signed or presented by a duly authorized representative of the Trust (other than an employee or other affiliated person of Ultimus who may otherwise be named as an authorized representative of the Trust for certain purposes) or
(iii) on its own initiative, in good faith and in accordance with the standard of care set forth herein, in connection with the performance of its duties or obligations hereunder; provided, however that the Trust shall have no obligation to indemnify or reimburse Ultimus under this Article 8 to the extent that Ultimus is entitled to reimbursement or indemnification for such Losses under any liability insurance policy described in this Agreement or otherwise.

     Ultimus shall not be indemnified against or held harmless from any Losses arising directly or indirectly out of Ultimus' own willful misfeasance, bad faith, negligence in the performance of its duties, or reckless disregard of its obligations and duties hereunder. (As used in this Article 8, the term "Ultimus" shall include directors, officers, employees and other agents of Ultimus as well as Ultimus itself.)

9.   RECORD RETENTION AND CONFIDENTIALITY.

     Ultimus shall keep and maintain on behalf of the Trust all books and records which the Trust and Ultimus is, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the 1940 Act, relating to the maintenance of books and records in connection with the services to be provided hereunder. Ultimus further agrees that all such books and records shall be the property of the Trust and to make such books and records available for inspection by the Trust or by the SEC at reasonable times and otherwise to keep confidential all books and records and other information relative to the Trust and its shareholders.

     Without limiting the foregoing, Ultimus expressly agrees that:

     (a) "nonpublic personal information" relating to "consumers" and "customers" of the Trust (as those terms are defined in Regulation S-P) provided by or at the direction of the Trust to Ultimus, or collected or retained by Ultimus in the course of performing its duties as administrator will be kept confidential. Ultimus will not use, disclose, sell or in any way transfer such nonpublic personal information to any person or entity, except as necessary to perform its obligations under this Agreement, at the direction of the Trust or otherwise as required or permitted by law;

     (b) it will maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to consumers and customers of the Trust. Ultimus will adhere to the privacy policy and procedures of the Trust and its respective policies and procedures governing information security. The Trust reserves the right to audit Ultimus to ensure compliance with such policies and procedures and applicable privacy laws; and

     (c) at the request of the Trust, Ultimus will provide the Trustees with periodic reports outlining its policies and procedures governing information security and the implementation of such policies and procedures. Ultimus will promptly report to the

          Trust any material changes to these policies and procedures before, or promptly after, the adoption of such changes.

10.  FORCE MAJEURE.

     Ultimus assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control, including acts of civil or military authority, national emergencies, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply; provided, however, that upon the occurrence of any such event, Ultimus shall use commercially reasonable best efforts to limit such damages, loss of data, delays or other losses.

11.  RIGHTS OF OWNERSHIP; RETURN OF RECORDS.

     All records and other data except computer programs and procedures developed to perform services required to be provided by Ultimus are the exclusive property of the Trust and all such records and data will be furnished to the Trust in appropriate form as soon as practicable after termination of this Agreement for any reason. Ultimus may at its option at any time, and shall promptly upon the Trust's demand, turn over to the Trust and cease to retain Trust files, records and documents created and maintained by Ultimus pursuant to this Agreement which are no longer needed by Ultimus in the performance of its services or for its legal protection. If not so turned over to the Trust, (1) such documents and records will be copied and complete copies shall be delivered to the Trust by Ultimus as soon as reasonably practical, and (2) the original documents and records will be retained by Ultimus for six years from the year of creation. At the end of such six-year period, such records and documents will be turned over to the Trust unless the Trust authorizes in writing the destruction of such records and documents.

12.  REPRESENTATIONS OF THE TRUST.

     The Trust certifies to Ultimus that: (1) as of the close of business on the Effective Date, each Portfolio that is in existence as of the Effective Date has authorized unlimited shares, and (2) this Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

13.  REPRESENTATIONS OF ULTIMUS.

     Ultimus represents and warrants that: (1) the various procedures and systems which Ultimus has implemented with regard to safeguarding from loss or damage attributable to fire, theft, or any other cause the records, and other data of the Trust and Ultimus' records, data, equipment facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder, (2) this Agreement has been duly authorized by Ultimus and, when executed and delivered by Ultimus, will constitute a legal, valid and binding obligation of Ultimus, enforceable against Ultimus in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties, (3) it is duly registered with the appropriate regulatory agency as a transfer agent and such registration will remain in full force and effect for the duration of this Agreement, and (4) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

14.  INSURANCE.

     Ultimus shall furnish the Trust with pertinent information concerning the professional liability insurance coverage that it maintains. Such information shall include the identity of the insurance carrier(s), coverage levels and deductible amounts. Ultimus shall notify the Trust should any of its insurance coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefor. Ultimus shall notify the Trust of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust from time to time as may be appropriate of the total outstanding claims made by Ultimus under its insurance coverage.

     Further, Ultimus shall furnish the Trust with a Certificate of Insurance or a copy of the policy evidencing such coverage, which insurance shall name the Trust as an Insured Investment Company under the policy, and shall contain a 60-day "cancellation" clause and a "changes in exposure" clause. Such policy shall be primary coverage as between Ultimus and the Trust and such insurance coverage shall not limit the liability of Ultimus to the Trust for any damages. In the event of any payment of damages to the Trust, Ultimus hereby waives any right to be subrogated to the rights of the Trust against any third party.

15.  INFORMATION TO BE FURNISHED BY THE TRUST.

     The Trust has furnished to Ultimus the following:

     (a) Copies of the Declaration of Trust and of any amendments thereto, certified by the proper official of the state in which such document has been filed.

     (b)  Copies of the following documents:


          (1)  The Trust's Bylaws and any amendments thereto; and
          (2) Certified copies of resolutions of the Trustees covering the approval of this Agreement, authorization of a specified officer of the Trust to execute and deliver this Agreement and authorization for specified officers of the Trust to instruct Ultimus thereunder.

     (c) A list of all the officers of the Trust, together with specimen signatures of those officers who are authorized to instruct Ultimus in all matters.

     (d) Copies of the Prospectus and Statement of Additional Information for each Portfolio.

16.  AMENDMENTS TO AGREEMENT.

     This Agreement, or any term thereof, may be changed or waived only by written amendment signed by the party against whom enforcement of such change or waiver is sought.

     For special cases, the parties hereto may amend such procedures set forth herein as may be appropriate or practical under the circumstances, and Ultimus may conclusively assume that any special procedure which has been approved by the Trust does not conflict with or violate any requirements of its Declaration of Trust or then current prospectuses, or any rule, regulation or requirement of any regulatory body.

17.  COMPLIANCE WITH LAW.

     Except for the obligations of Ultimus otherwise set forth herein, the Trust assumes full responsibility for the preparation, contents and distribution of each prospectus of the Trust as to compliance with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the 1940 Act and any other laws, rules and regulations of governmental authorities having jurisdiction. The Trust represents and warrants that no shares of the Trust will be offered to the public until the Trust's registration statement under the Securities Act and the 1940 Act has been declared or becomes effective.

18.  NOTICES.

     Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice, at the following address: if to the Trust, at 3100 Tower Boulevard, Durham, North Carolina 27707, and if to Ultimus, at 135 Merchant Street, Suite 230, Cincinnati, Ohio 45246, Attn: Robert G. Dorsey; or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

19.  ASSIGNMENT.

     This Agreement and the rights and duties hereunder shall not be assignable by either of the parties hereto except by the specific written consent of the other party, and any assignment in violation of this section will be void. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

20.  GOVERNING LAW.

     This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to the provisions thereof relating to conflicts of law. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

21.  LIMITATION OF LIABILITY.

     A copy of the Declaration of Trust of the Trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Board of Trustees of the Trust and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust (or if the matter relates only to a particular Portfolio, that Portfolio), and Ultimus shall look only to the assets of the Trust, or the particular Portfolio, for the satisfaction of such obligations.

22.  MULTIPLE ORIGINALS.

     This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

23.  AML SERVICES.

     (a) The Trust hereby delegates to Ultimus the performance, on behalf of the Trust, of the anti-money laundering services (the "AML Services") set forth in Schedule C to this Agreement as concerns the shareholder accounts maintained by Ultimus pursuant to the Agreement (including direct accounts; accounts maintained through FUND/SERV and Networking; and omnibus accounts). Ultimus agrees to the foregoing delegation and agrees to perform the delegated services in accordance with the anti-money laundering program that has been adopted by the Trust (the "AML Program). In connection therewith, Ultimus agrees to maintain policies and procedures, and related internal controls, that are consistent with the Trust's AML Program and the requirement that the Trust employ procedures reasonably designed to achieve compliance with the applicable anti-money laundering laws (the "Applicable AML Laws"), including the requirement to have policies and procedures that can be reasonably expected to detect and cause the reporting of transactions under Section 5318 of the Bank Secrecy Act.

     (b) The Trust agrees and acknowledges that, notwithstanding the delegation provided for in the foregoing paragraph, the Trust maintains full responsibility for ensuring that its AML Program is, and shall continue to be, reasonably designed to ensure compliance with the Applicable AML Laws, in light of the particular business of the Trust, taking into account factors such as its size, location, activities and risks or vulnerabilities to money laundering.

     (c) In connection with the foregoing delegation, the Trust also acknowledges that the performance of the AML Services enumerated in Schedule C involves the exercise of discretion, which in certain circumstances may result in consequences to the Trust and its shareholders (such as in the case of the reporting of suspicious activities and the freezing of shareholder accounts). In this regard,
          (i) under the circumstances in which the AML Program authorizes the taking of certain actions, Ultimus is granted the discretion to take any such action as may be authorized, and consultation with the Trust shall not be required in connection therewith unless expressly required by the AML Program, and (ii) the Trust instructs Ultimus that it may avail the Trust of any safe harbor from civil liability that may be available under Applicable AML Laws for making a disclosure or filing a report thereunder.

     (d) At least quarterly, Ultimus shall provide a report to the Trust containing the information listed on Schedule D hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


                                        OAK VALUE TRUST

                                        By: /s/ Larry D. Coats, Jr.
                                            ---------------------------
                                        Title: President

                                        ULTIMUS FUND SOLUTIONS, LLC

                                        By: /s/ Robert G. Dorsey
                                            ---------------------------
                                        Title: President

                                   SCHEDULE A

            TO THE TRANSFER AGENT AND SHAREHOLDER SERVICES AGREEMENT
                                    BETWEEN
                                 OAK VALUE TRUST
                                       AND
                           ULTIMUS FUND SOLUTIONS, LLC


                                 FUND PORTFOLIOS
                                 ---------------

                                 Oak Value Fund

                                   SCHEDULE B

            TO THE TRANSFER AGENT AND SHAREHOLDER SERVICES AGREEMENT
                                    BETWEEN
                                 OAK VALUE TRUST
                                       AND
                           ULTIMUS FUND SOLUTIONS, LLC


                                FEES AND EXPENSES
                                -----------------

FEES:

     Ultimus shall be entitled to receive a fee from the Trust on the first business day following the end of each month, or at such time(s) as Ultimus shall request and the parties hereto shall agree, a fee computed with respect to each Portfolio as follows:


     Annual fee per shareholder account        $16.00

     Minimum fee per year                      $24,000 for first class of shares
                                               $18,000 for subsequent classes*

     * The minimum annual fee is reduced to $12,000 for classes with less than 25 shareholder accounts. For classes with 25 or more but less than 100 shareholder accounts, the minimum annual fee is reduced to $15,000.


WEB INQUIRY AND IVR FEES:

     In addition to the fees set forth above, Ultimus shall charge an annual fee of $2,500 per Portfolio for Web inquiry access and a one-time set up fee of $2,000 for this service.

     For Interactive Voice Response ("IVR") access, Ultimus shall charge a one-time set up fee of $1,000 for this service.

FUNDSERV/NETWORKING PROCESSING FEES:

     For access to Fund/Serv and Networking through National Services Clearing Corporation, Ultimus will receive a fee of $500 per month.

IRA FEES:

In addition to the fees set forth above, Ultimus shall receive an annual maintenance fee of $15.00 for each IRA account.

OUT-OF-POCKET EXPENSES:

The fees set forth above shall be in addition to the payment of out-of-pocket expenses, as provided for in Section 4 of this Agreement.

                                   SCHEDULE C

            TO THE TRANSFER AGENT AND SHAREHOLDER SERVICES AGREEMENT
                                    BETWEEN
                                 OAK VALUE TRUST
                                       AND
                           ULTIMUS FUND SOLUTIONS, LLC

                                  AML SERVICES
                                  ------------


     a. Designate an employee of Ultimus to serve as AML Compliance Officer of the Trust to perform such services and satisfy such requirements as are set forth in the Trust's AML Program.

     b. Respond promptly to Financial Crimes Enforcement Network (FinCEN) requests about accounts or transactions by reporting to FinCEN the identity of the specified individual or organization, the account number, all identifying information provided by the account holder when the account was established, and the date and type of transaction, after providing notice to the Trust.

     c. Share information with the Trust, and other financial institutions as requested by the Trust, regarding those suspected of terrorism and money laundering for the purposes of identifying and reporting activities that may involve terrorist acts or money laundering activities in compliance with Applicable AML Laws.

     d. Identify and verify the identity of all shareholders upon the opening of new accounts in compliance with Applicable AML Laws.

     e. Perform additional due diligence to verify the identity of shareholders with accounts that may pose a greater risk of terrorism or money laundering activity, such as foreign accounts, domestic or foreign corporate or business entity accounts, domestic or foreign trust accounts, offshore accounts, intermediary accounts, accounts in high risk and non-cooperative jurisdictions, and senior foreign government or public official accounts in compliance with Applicable AML Laws.

     f. Check shareholders against the Treasury's Office of Foreign Assets Control ("OFAC") list of "Specifically Designated Nationals and Blocked Persons List," and similar lists of terrorists received from governmental agencies, and place holds on transactions in shareholder accounts or freeze assets in shareholder accounts, as required by Applicable AML Laws.

     g. Provide notices to shareholders, prior to the opening of an account or trading authority is granted, that Ultimus will request information, from either the shareholder or a third party, to verify the identity of the shareholder in compliance with Applicable AML Laws.

     h. Monitor, identify and report shareholder transactions and identify and report suspicious activities that are required to be so identified and reported, and provide other required reports to the Securities and Exchange Commission, the U.S. Treasury Department, the Internal Revenue Service or each agency's designated agent, in each case consistent with the Trust's AML Program.

     i. Maintain the confidentiality of any reports provided to the Securities and Exchange Commission, the U.S. Treasury Department, the Internal Revenue Service or each agency's designated agent in compliance with Applicable AML Laws.

     j.   Create   documentation   to  provide  a  basis  for  law   enforcement
          authorities to trace illicit funds.

     k. Maintain all records or other documentation related to shareholder accounts and transactions therein that are required to be prepared and maintained pursuant to the Trust's AML Program, and make the same available for inspection by (i) the Trust's AML Compliance Officer,
          (ii) any auditor of the Trust's AML Program or related procedures, policies or controls that has been designated by the Trust in writing, or (iii) regulatory or law enforcement authorities, and otherwise make said records or other documents available at the direction of the Trust's AML Compliance Officer.

     l. Arrange for periodic reviews of the Ultimus operations related to the AML Services, at least annually, of the Ultimus operations related to the AML Services, which reviews are performed by internal auditors not involved in the day-to-day operation of the Ultimus anti-money laundering program or other qualified independent auditors chosen by Ultimus.

     m. Develop and implement an ongoing employee training program providing training, at least annually, with regard to how to identify red flags and signs of terrorism or money laundering activities, what to do if such a red flag is identified, Ultimus' AML record retention policies, and the consequences of not complying with the requirements of Ultimus' AML policies and procedures.

     n.   Perform  such  other  related  services  as are  required  by the  AML
          Program.

                                   SCHEDULE D

            TO THE TRANSFER AGENT AND SHAREHOLDER SERVICES AGREEMENT
                                     BETWEEN
                                 OAK VALUE TRUST
                                       AND
                           ULTIMUS FUND SOLUTIONS, LLC

                                   AML REPORTS
                                   -----------

Following each quarterly period, Ultimus will provide a report to the following effect pertaining to the AML Services rendered by Ultimus hereunder during such quarterly period:

o    performed good order review for all new and reregistered accounts;
o    performed acceptance review for all monetary instruments received;
o administered signature guarantee policy in accordance with prospectus requirements;
o    administered escrow hold policy in accordance with prospectus requirements;
o    verified customer address changes;
o verified customer identification for all new accounts and all name changes on existing accounts;
o monitored all purchase transactions made with cash equivalents totaling in excess of $10,000, resulting in the filing of [x] Form 8300 reports during the period. The Fund does not accept cash or currency;
o    monitored all accounts for suspicious activity,  resulting in the filing of
     [x] Form SAR  reports  during  the  period;
o reviewed shareholder names against lists of suspected terrorist and terrorist organizations supplied by various governmental organizations, such as the Office of Foreign Asset Control, resulting in the freezing and reporting of [x] accounts during the period;
o created the documentation necessary to provide a basis for law enforcement authorities to trace illicit funds;
o maintained all records and other documentation related to shareholder accounts and transactions required to be prepared and maintained pursuant to the Fund's anti-money laundering program for all Ultimus transfer agent services;

The following items will be provided if the Trust falls under the related USA PATRIOT Act provisions:

o performed the required due diligence to help prevent the opening of any accounts for foreign shell banks during the period either directly or through correspondent accounts, resulting in [x] declined account openings; and

o performed required due diligence on any new correspondent accounts opened during the period, resulting [x] closed correspondent accounts.